UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2011

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   Other Events.

On March 30, 2011, NPS Pharmaceuticals, Inc. (the “Company”) fully repaid its Secured 8% Notes due March 30, 2017, or Class A Notes.  The Class A notes were non-recourse to the Company and solely secured and serviced by the Company’s Sensipar and Mimpara (cinacalcet HCl) royalty revenues and milestone payments.  The Class A Notes originated in December 2004 through a private placement of $175 million. With the repayment of the Class A Notes, the Company has also commenced repayment of Secured 15.5% Notes due March 30, 2017, or Class B notes.  The Class B notes are also non-recourse to the Company and solely secured and serviced by the Company’s revenues related to Sensipar and Mimpara.  The Class B Notes originated in August 2007 through a private placement of $100 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2011	NPS PHARMACEUTICALS, INC.

	By:	/s/ EDWARD STRATEMEIER
Edward Stratemeier Senior Vice President, General Counsel and Secretary